Exhibit 99.15
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Johnson & Johnson Reports 2016 Fourth-Quarter Results:

2016 Fourth-Quarter Sales of $ 18.1 Billion increased 1.7%; EPS was $1.38
2016 Full-Year Sales of $71.9 Billion increased 2.6%, Full-Year EPS was $5.93
Adjusted 2016 Fourth-Quarter EPS was $1.58, an increase of 9.7%*, and Adjusted 2016
Full-Year EPS was $6.73, an increase of 8.5%*

Strong 2016 Full-Year Adjusted Operational Sales and EPS Growth
of Approximately 7% and 9%, Respectively*

New Brunswick, N.J. (Jan. 24, 2017) - Johnson & Johnson (NYSE: JNJ) today announced sales of $18.1 billion for the fourth quarter of 2016, an increase of 1.7% as compared to the fourth quarter of 2015. Operational sales results increased 2.3% and the negative impact of currency was 0.6%. Domestic sales increased 2.6%. International sales increased 0.6%, reflecting operational growth of 1.9% and a negative currency impact of 1.3%. As a reminder, there were additional shipping days in the fourth quarter of 2015 that negatively impacted the current quarter by 480 basis points. Excluding the net impact of acquisitions, divestitures, hepatitis C, Venezuela, and the additional shipping days in 2015, on an operational basis, worldwide sales increased 7.6%, domestic sales increased 9.5% and international sales increased 5.6%.*
Worldwide sales for the full-year 2016 were $71.9 billion, an increase of 2.6% versus 2015. Operational results increased 3.9% and the negative impact of currency was 1.3%. Domestic sales increased 6.0%. International sales decreased 0.9%, reflecting operational growth of 1.8% and a negative currency impact of 2.7%. The additional shipping days in 2015 negatively impacted the current year by 130 basis points. Excluding the net impact of acquisitions, divestitures, hepatitis C, Venezuela, and the additional shipping days in 2015, on an operational basis, worldwide sales increased 7.4%, domestic sales increased 8.9% and international sales increased 5.7%.*
Net earnings and diluted earnings per share for the fourth quarter of 2016 were $3.8 billion and $1.38, respectively. Fourth-quarter 2016 net earnings included after-tax intangible amortization expense of approximately $0.3 billion and a net charge for after-tax special items of approximately $0.3 billion. Fourth-quarter 2015 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a net charge for after-tax special items of approximately $0.6 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $4.4 billion and adjusted diluted earnings per share were $1.58, representing increases of 7.9% and 9.7%, respectively, as compared to the same period in 2015.* On an operational basis, adjusted diluted earnings per share also increased 10.4%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
Net earnings and diluted earnings per share for the full-year 2016 were $16.5 billion and $5.93, respectively. Full-year net earnings included after-tax intangible amortization expense of approximately $0.9 billion and a charge for after-tax special items of approximately $1.3 billion. Full-year 2015 net earnings included after-tax intangible amortization expense of approximately $1.1 billion and a charge for after-tax special items of approximately $0.9 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the full-year of 2016 were $18.8 billion and adjusted diluted earnings per share were $6.73, representing increases of 7.6% and 8.5%, respectively, as compared to the same period in 2015.* On an operational basis, adjusted diluted earnings per share also increased 9.4%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
“We are pleased to report that we accelerated our adjusted growth for 2016 over the prior year, and delivered a strong total shareholder return of greater than 15 percent. The strong adjusted sales and EPS growth was driven by the impressive performance of our Pharmaceutical business and continued momentum in our Medical Device business and share gains while improving profitability in our Consumer business,” said Alex Gorsky, Chairman and Chief Executive Officer. “Looking forward to 2017, we expect to continue driving sustainable, long-term growth through the new products, science and innovation that our talented colleagues and partners of Johnson & Johnson are advancing to positively impact human health.”
The Company announced its 2017 full-year guidance for sales of $74.1 billion to $74.8 billion reflecting expected operational growth in the range of 4.0% to 5.0%. Excluding the impact of acquisitions and divestitures, operational sales growth is expected to be in the range of 3.0% to 3.5%.* Additionally, the Company announced adjusted earnings guidance for full-year 2017 of $6.93 to $7.08 per share reflecting expected operational growth in the range of 4.8% to 7.0%.* Adjusted earnings guidance excludes the impact of after-tax intangible amortization expense and special items.
Additionally, as part of the Company’s ongoing portfolio management, the Company is announcing it is engaging in a process to evaluate potential strategic options for the Johnson & Johnson Diabetes Care Companies, specifically LifeScan, Inc., Animas Corporation, and Calibra Medical, Inc. Strategic options may include the formation of operating partnerships, joint ventures or strategic alliances, a sale of the businesses, or other alternatives either separately or together. All options will be evaluated to determine the best opportunity to drive future growth and maximize shareholder value. There can be no assurance that this process will result in any transaction or other strategic alternative of any kind.
Worldwide Consumer sales of $13.3 billion for the full-year 2016 represented a decrease of 1.5% versus the prior year, consisting of an operational increase of 1.5% and a negative impact from currency of 3.0%. Domestic sales increased 3.8%; international sales decreased 4.8%, which reflected an operational increase of 0.1% and a negative currency impact of 4.9%. Excluding the net impact of acquisitions, divestitures, Venezuela, and the additional shipping days in 2015, on an operational basis, worldwide sales increased 4.3%, domestic sales increased 5.6% and international sales increased 3.4%*.
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by over-the-counter products, including TYLENOL® analgesics, digestive health products and anti-smoking aids; NEUTROGENA® and AVEENO® beauty products and LISTERINE® oral care products.
Worldwide Pharmaceutical sales of $33.5 billion for the full-year 2016 represented an increase of 6.5% versus the prior year with an operational increase of 7.4% and a negative impact from currency of 0.9%. Domestic sales increased 9.8%; international sales increased 1.8%, which reflected an operational increase of 4.0% and a negative currency impact of 2.2%. Excluding the net impact of acquisitions, divestitures, hepatitis C, Venezuela, and the additional shipping days in 2015, on an operational basis, worldwide sales increased 11.5%, domestic sales increased 13.8% and international sales increased 8.3%.*
Worldwide operational results, excluding the net impact of acquisitions, divestitures and hepatitis C sales, were driven by new products and the strength of core products. Strong growth in new products include IMBRUVICA® (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer; DARZALEX® (daratumumab), for the treatment of patients with multiple myeloma; XARELTO® (rivaroxaban), an oral anticoagulant and INVOKANA®/INVOKAMET® (canagliflozin), for the treatment of adults with type 2 diabetes.
Additional contributors to operational sales growth included STELARA® (ustekinumab), REMICADE® (infliximab) and SIMPONI®/SIMPONI ARIA® (golimumab), biologics approved for the treatment of a number of immune-mediated inflammatory diseases; INVEGA® SUSTENNA®/XEPLION®/TRINZA® (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults and EDURANT® (rilpivirine) for the treatment of HIV.
Sales results were negatively impacted by generic entrants for ORTHO TRI-CYCLEN® LO (norgestimate/ethinyl estradiol) oral contraceptive and INVEGA® (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults.
During the quarter, the U.S. Food and Drug Administration (FDA) approved DARZALEX® (daratumumab) in combination with lenalidomide and dexamethasone, or bortezomib and dexamethasone, for the treatment of patients with multiple myeloma who have received at least one prior therapy. The European Commission approved STELARA® for the treatment of adults with moderately to severely active Crohn's disease. Subsequent to the quarter, in January, the FDA approved IMBRUVICA® (ibrutinib) for the treatment of patients with marginal zone lymphoma who require systemic therapy and have received at least one prior anti-CD20- based therapy.
Additionally, regulatory applications for approval were submitted to the FDA and European Medicines Agency (EMA) for guselkumab for the treatment of adults living with moderate to severe plaque psoriasis. Regulatory applications for approval were also submitted to the FDA for SIMPONI ARIA® (golimumab) for the treatment of adults living with active psoriatic arthritis and the treatment of adults living with active ankylosing spondylitis and for STELARA® (ustekinumab) for the treatment of adolescents (12 to 17 years of age) with moderate to severe plaque psoriasis.
Worldwide Medical Devices sales of $25.1 billion for the full-year 2016 represented a decrease of 0.1% versus the prior year consisting of an operational increase of 0.9% and a negative currency impact of 1.0%. Domestic sales increased 1.1%; international sales decreased 1.2%, which reflected an operational increase of 0.7% and a negative currency impact of 1.9%. Excluding the net impact of acquisitions, divestitures, Venezuela and the additional shipping days in 2015, on an operational basis, worldwide sales increased 3.8%, domestic sales increased 2.9% and international sales increased 4.7%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by electrophysiology products in the Cardiovascular business; endocutters, energy and biosurgicals in the Advanced

Surgery business; ACUVUE® contact lenses in the Vision Care business; and joint reconstruction and trauma products in the Orthopaedics business.
During the quarter, the FDA approved OneTouch Vibe™ Plus Insulin Pump and Continuous Glucose Monitoring System for the treatment of patients age two and older living with diabetes.
Also during the quarter, the purchase of expandable cage technologies for spinal fusion was completed, and a development agreement was entered into, with Interventional Spine, Inc.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 126,400 employees at more than 230 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.
* Operational sales growth excluding the net impact of acquisitions, divestitures, hepatitis C, Venezuela and the additional shipping days in 2015, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com. Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

    Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including business plans, transactions and restructuring plans; market conditions and the possibility that the on-going share repurchase program may be delayed, suspended or discontinued; the impact of business combinations and divestitures; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; increased scrutiny of the health care industry by government agencies; and the potential failure to meet obligations in compliance agreements with government bodies. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, including in Exhibit 99 thereto, and the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.